Exhibit 10.13

TELA BIO, INC.

AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE AND

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

TELA Bio, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2019 Equity Incentive Plan (the “Plan”), hereby grants to the individual listed below (“Participant”) an award of the target number of Performance Restricted Stock Units set forth below (the “Restricted Stock Units” or “PSUs”) listed below (an “Award” and such number of PSUs, the “Target Number of PSUs”). The PSUs are subject to the terms and conditions set forth in this Performance Restricted Stock Unit Grant Notice (the “Grant Notice”), the Performance Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Agreement. Each PSU represents the right to receive one Share at the times and subject to the conditions set forth herein.

Participant:	[_________]
Grant Date:	[_________]
Target No. of PSUs:	[_________]

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan.

TELA BIO, INC.PARTICIPANT

__________________________________________________________

Name:Name:

Title:

EXHIBIT A

TO PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

1.Award of Performance Restricted Stock Units. The Company has granted to the Participant the Target Number of PSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement. Each Restricted Stock Unit represents the right to receive one Share at the times and subject to the conditions set forth herein.

2.Date of Grant. The Restricted Stock Units were granted on the Grant Date set forth in the Grant Notice.

3.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Participant, and any Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the PSUs have vested as provided in Section 4 of this Agreement and (ii) Shares have been issued to the Participant in accordance with the terms of the Plan and this Agreement.

4.Vesting of Restricted Stock Units. Except as otherwise provided below, the restrictions and conditions of Section 3 of this Agreement shall lapse as follows:

(a)Number of Restricted Stock Units Earned. The number of PSUs to be earned by the Participant will vary depending upon the Company’s achievement of the Performance Criteria during the Measurement Period, each as set forth on Appendix A, attached hereto, and shall equal the Target Number of PSUs multiplied by the Performance Multiplier (as described on Appendix A) for the Measurement Period. The number of Restricted Stock Units earned for a Performance Period (if any) shall be rounded to the nearest whole Share.  The Performance Multiplier shall be determined as set forth on Appendix A. The number of PSUs determined to be earned as of the achievement of the Performance Criteria pursuant to this Section 4 and Appendix A shall be referred to herein as “Earned PSUs.”

(b)Number of Restricted Stock Units Vested. With respect to any Earned PSUs, the restrictions and conditions of Section 3 of this Agreement shall lapse as set forth on Appendix A, subject to the Grantee’s continued service or employment with the Company through the Performance Period End Date (as defined in Appendix A). The number of Earned PSUs that become vested in accordance with the preceding sentence and in accordance with Appendix A shall be referred to herein as “Vested PSUs.”

(c)Discretionary Acceleration Upon Death. If the Participant dies while in service with the Company, any Restricted Stock Units that are outstanding and unvested immediately prior to the Participant’s death will remain outstanding for sixty (60) days, during which time the Committee may, in its sole discretion, vest all or a portion of such Restricted Stock Units. If the Committee decides to vest any Restricted Stock Units under this Section 4(c), it may condition such vesting on the execution by Participant’s estate and/or beneficiaries of a general release of claims against the Company and its affiliates in such form as the Company may prescribe (each, a “Release”). Upon conclusion of the sixtieth (60th) day following the Participant’s death, any portion of the unvested Restricted Stock Units that the Committee has not determined to vest in accordance with this Section 4(c) will then be forfeited automatically.

(d)Service with Affiliates. Solely for purposes of this Agreement, service with the Company will be deemed to include service with any Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company).

(e)Effect of Termination of Service. Except as set forth in paragraphs (c) and (d) of this Section 4 or as set forth in any applicable employment agreement between the Participant and the Company, if the Participant’s service with the Company ceases for any reason, any then unvested Restricted Stock Units will be forfeited automatically.

5.Change in Control. Notwithstanding anything to the contrary set forth herein or contained in the Plan, in the event the Participant ceases to be employed by the Company as a result of a Qualifying Termination (as such term is defined below) upon the date a Change in Control is consummated (the “Closing”) or within the [_________] period following such Closing, the number of Restricted Stock Units that shall become Vested PSUs on such date (i.e., the later of the Closing or such Qualifying Termination) shall equal [_________]. Notwithstanding the foregoing, in the event that in connection with a Change in Control the acquirer does not agree to assume in writing the Restricted Stock Units, effective upon the Closing, on substantially the same terms and obligations described herein, then the number of Restricted Stock Units that shall become Vested PSUs as of immediately prior to the Closing shall equal [________].

6.Settlement of Restricted Stock Units.

(a)Shares will be issued in respect of Vested PSUs within sixty (60) days following the Vesting Date. For avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code.

(b)The Restricted Stock Units will not confer on the Participant any rights as a stockholder of the Company until Shares are actually issued in settlement of such Restricted Stock Units.

(c)Notwithstanding the foregoing, to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii) or any successor provision, the Company may delay settlement of Restricted Stock Units if it reasonably determines that such settlement would violate federal securities laws or any other applicable law.

7.Non-Transferability of Restricted Stock Units. The Restricted Stock Units may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

8.Investment Representations. The Participant represents and warrants to the Company that the Participant is acquiring the Restricted Stock Units (and upon settlement of the Restricted Stock Units, may be acquiring Shares) for investment for the Participant’s own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. As a further condition to the settlement of the Restricted Stock Units, the Board may require that certain agreements, undertakings, representations, certificates, legends and/or information or other matters, as the Board may deem necessary or advisable, be executed, agreed to and/or provided to the Company to assure compliance with all such applicable laws or regulations.

9.Tax Consequences. The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant of the Restricted Stock Units and that the Company does not guarantee any particular tax treatment. The Participant acknowledges that the Participant has reviewed with the Participant’s own tax advisors the tax treatment of the Restricted Stock Units and is relying solely on those advisors in that regard. The Participant understands that the Participant (and not the Company) will be responsible for the Participant’s own tax liabilities arising in connection with the Restricted Stock Units.

10.No Continuation of Service. Neither the Plan nor this Agreement will confer upon the Participant any right to continue in the employment or service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge the Participant at any time, with or without Cause and with or without notice.

11.Withholding.  The Company is hereby authorized to withhold from any consideration payable or property transferable to the Participant any taxes required to be withheld in connection with the Restricted Stock Units.

12.Company Policies. In consideration for the grant of the PSUs, the Participant agrees to be subject to the policies of the Company regarding clawback, securities trading and hedging or pledging of securities, as in effect from time to time.

13.The Plan. The Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Restricted Stock Units subject to the terms and provisions of the Plan. Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board with respect to questions arising under the Plan, the Grant Notice or this Agreement.

14.Entire Agreement. The Grant Notice and this Agreement, together with the Plan, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof.

15.Amendment. Except as otherwise provided herein, in the Grant Notice or in the Plan, or as would otherwise not have a material adverse effect on the Participant, this Agreement may only be amended by a writing signed by each of the parties hereto.

16.Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

17.Execution. The Grant Notice may be executed, including execution by facsimile or electronic signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

Appendix A

Vesting Criteria